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                                                                   EXHIBIT 10.11


                         NATIONSBANK OF TENNESSEE, N.A.
                                 LOAN AGREEMENT


     This Loan Agreement is made effective the ___ day of February, 1996, by and among NationsBank of Tennessee, N.A., a national banking association with offices located at 6363 Poplar Avenue, Suite 230, Memphis, Tennessee 38119 ("Bank"), NPF Company and National Picture & Frame Company, each a Delaware corporation with offices at 1500 Commerce Street, Greenwood, Mississippi 38930 (collectively, the "Borrower").

     In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined in this Loan Agreement, the following terms shall have the meaning set forth with respect thereto, unless the context clearly otherwise requires:

     A. AGREEMENT. Agreement means this Loan Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

     B. BUSINESS DAY. Any day other than a Saturday, Sunday, or other day on which commercial banks in Memphis, Tennessee are authorized or required to close under the laws of the State of Tennessee or the United States of America.

     C. CASH FLOW COVERAGE RATIO. Cash Flow Coverage Ratio means as of the end of any fiscal quarter a fraction the numerator of which is net income after taxes of Borrower and its Subsidiaries for the preceding four fiscal quarters prior to any deduction for depreciation, amortization, and interest expense, minus dividends paid during the preceding four fiscal quarters and the denominator of which is the sum of the following items payable by Borrower and its Subsidiaries: (a) interest expense during the preceding four fiscal quarters, (b) the aggregate of the current portion of long-term debt and capital lease obligations for the prior fiscal year.

     D. FUNDED DEBT. Funded Debt means at any time, all of the following obligations (without duplication) of Borrower and its Subsidiaries as of such date: (a) All obligations for borrowed money; (b) All obligations evidenced by bonds, debentures, notes or other similar instruments; (c) All obligations to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business; (d) All obligations as lessee under capitalized leases; (e) All obligations to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property;
     (f) All non-contingent obligations to reimburse any bank or other person in respect of amounts actually paid under a letter of credit or similar instrument; and (g) All debt of others secured by a Lien on any assets of Borrower or its Subsidiaries, whether or not such debt is assumed.


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     E. FUNDED DEBT RATIO. Funded Debt Ratio means as of the end of any fiscal quarter a fraction the numerator of which is Funded Debt and the denominator of which is the net income of Borrower and its Subsidiaries for the preceding four fiscal quarters prior to any deduction for interest expense, taxes, depreciation, depletion or amortization.

     F. HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

     G. LIEN. Any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance securing indebtedness (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance securing indebtedness of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     H. LOANS. Loan or Loans means collectively any and all loans heretofore or hereafter made by Bank to Borrower pursuant to this Loan Agreement.

     I. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other security agreements, documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

     J. PERSON. An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     K. PERMITTED LIENS. Permitted Liens means:

                (a) Liens with respect to indebtedness incurred pursuant to this Loan Agreement;

                (b) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security benefits, or to secure the performance of statutory obligations, surety and appeal bonds, bids, tenders, leases, performance and return-of-money bonds and other similar obligations not incurred in connection with the borrowing of money;


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                (c) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Borrower has established adequate reserves on its books;

                (d) Liens arising in connection with court proceedings, provided, that the executions of such Liens are effectively stayed and such Liens are contested in good faith and as to which the Borrower has established adequate reserves on its books;

                (e) Liens arising in the ordinary course of business, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, which do not materially interfere with the conduct of the business of the Borrower;

                (f) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorney's liens, mechanics' liens, materialmen's liens, carriers' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of a like general nature incurred in the ordinary course of business;

                (g) Liens on fixed assets created or incurred within 180 days of the date of acquisition to secure or provide for all or a portion of the purchase price of such fixed assets provided that (i) such liens do not extend to other property of the Borrower, and (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed at the time of purchase or incurrence 100% of the lesser of the fair market value or the purchase price of the fixed assets subject to such Liens;

                (h) Liens created upon the incurrence or assumption of capital lease obligations or Indebtedness in connection with a transaction permitted under this Loan Agreement; provided that (i) such liens do not extend to the property of the Borrower, and (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed at the time of purchase or incurrence 100% of the lesser of the fair market value or the purchase price of the fixed assets subject to such Liens; and

                (i) Precautionary filings under the Uniform Commercial Code by bailors, lessors or consignors.

     L. SUBSIDIARY. As to Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

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     M. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets of Borrower and its Subsidiaries exceed total liabilities of Borrower and its Subsidiaries in accordance with GAAP, less the net book value of all items of the following character which are included in such total assets: (a) goodwill, (b) organizational expense, (c) acquisition expenses, (d) research and development expenses, (e) patents, trademarks, trade names, and copyrights, (f) treasury stock, (g) stock held by Borrower in any Subsidiary, (h) any advance to an Subsidiary, (i) any advance to an officer of Borrower or any of its Subsidiaries, and (j) any other assets of an intangible nature.

     N. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles, as in effect from time to time, consistently applied ("GAAP").

2.   LOANS.

     A. LOANS. Bank hereby agrees to make Loans to Borrower in the aggregate principal amount up to $25,000,000, consisting of one Loan in the principal amount up to $10,000,000 to provide funds for working capital (the "Line") and, one Loan in the principal amount up to $15,000,000 to provide funds for up to 75% of the cost of capital items (the "Capital Loan"). The obligations to repay the Loans are evidenced by promissory notes of even date herewith (the promissory notes together with any and all renewals, extensions or rearrangements thereof being hereafter referred to as the "Notes"), having maturity dates, repayment terms, prepayment terms and interest rates as set forth in the Notes.

     B. REVOLVING CREDIT LINE. The Line provides for a revolving line of credit under which Borrower may from time to time, borrow, repay and re-borrow funds. Requests for advances under the Line shall be made by authorized representatives of Borrower. Borrower shall provide Bank with the names of its authorized representatives and any changes by notice as provided in
     Section 10.

     C. CAPITAL LOAN. The Capital Loan provides for a revolving line of credit under which Borrower may borrower from time to time, borrow, repay and re-borrower funds; provided, however, as of the end of each December 31, commencing December 31, 1996, the then outstanding balance of the Capital Loan shall be converted to a term loan requiring equal monthly payments of principal over a period not exceeding 60 months. Bank will advance under the Capital Loan only against purchase invoices presented by Borrower for capital items and such advances shall be limited to 75% of the cost of each such item.

     D. FEES. Borrower will pay on the date hereof and on the first day of each fiscal quarter thereafter until the Line is fully repaid, a loan fee of $2500.00. Borrower will pay on the date hereof and on the first day of each fiscal quarter thereafter until the Capital Loan is fully repaid, a loan fee of $2500.00.

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     E. BORROWING BASE. The Line is subject to the Borrowing Base Agreement attached hereto as Exhibit A and by reference made a part hereof.

3. USE OF PROCEEDS. The proceeds of the advances under the Loan Documents will be used as following:

     A. LINE. The proceeds of the Line will be used solely for (1) the repayment of certain indebtedness owed to existing lenders, (2) reimbursement of all out-of-pocket expenses of Bank incurred in connection with the negotiation and preparation of the Loan Documents, including legal fees and expenses, and (3) working capital of Borrower.

     B. CAPITAL LOAN. The proceeds of the Capital Loan will be used solely to provide up to 75% of the cost of capital items acquired by Borrower for use in its business.

4. CONDITIONS OF LENDING. The obligation of Bank to perform under this Loan Agreement and to make advances under the Loan Documents is subject to the performance by Borrower of the following conditions precedent:

     A. LOAN DOCUMENTS. The Loan Documents shall have been duly authorized, executed and delivered to Bank by all of the parties thereto.

     B. AUTHORIZATION. The Bank shall have received certified board resolutions in form and substance satisfactory to Bank whereby the directors of Borrower authorize the execution, delivery and performance of the Loan Documents.

     C. INCUMBENCY AND SIGNATURE CERTIFICATE OF BORROWER. The Bank shall have received a certificate dated as of the date of this Loan Agreement of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of the authorized officers authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Loan Agreement.

     D. CHARTER. The Bank shall have received a copy of: (1) the Certificate of Incorporation of Borrower, together with all amendments certified within 30 days of the date of this Loan Agreement by the Secretary of the State of Delaware, or, with Bank's approval by its Secretary or Assistant Secretary; (2) certificates of existence or good standing for Borrower, issued within a date acceptable to Bank by the Secretary of State of the States of Delaware and Mississippi and by the Secretary of State of each additional state wherein it is required to qualify to do business or other evidence, acceptable to Bank, of such qualifications; (3) a copy of the Bylaws of Borrower certified within a date acceptable to Bank by its Secretary or Assistant Secretary.

     E. EXHIBITS, SCHEDULES. The Bank shall have received all of the exhibits and schedules to the Loan Documents, in a form satisfactory to Bank.


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     F. ATTORNEY'S OPINION. The Bank shall have received the written opinion of legal counsel for Borrower approved by Bank to the effect that: (1) Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. The Borrower is duly authorized to do business as foreign corporation under the laws of the State of Mississippi; (2) Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents; (3) the execution and delivery of each of the Loan Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Borrower; (4) each of the Loan Documents has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; (5) neither the execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations thereunder, nor the consummation of the transactions contemplated thereby, constitutes or will result in a breach of Borrower's Certificate of Incorporation or Bylaws, or constitutes or will result in a violation of any law, rule or regulation, or any judgment, order or decree of any court or governmental authority that is applicable to Borrower; (6) neither the execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will conflict with, or result in any material breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property or assets of Borrower pursuant to, or require any consent not obtained under, any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which it or any of its property or assets is bound or to which it is subject; (7) the provisions of the security agreement are effective to create, in favor of Bank valid and enforceable security interests in Borrower's rights, title and interests in the collateral described therein to the extent that a security interest can be created therein under Article 9 of the UCC in the applicable jurisdiction;
     (8) the Financing Statements to be filed in Mississippi are in appropriate form for filing; (9) to the extent security interests in the collateral can be perfected by filing financing statements in the applicable jurisdictions under the UCC, upon proper filing of the financing statements in the offices listed on Exhibit 5I attached hereto, the security interests will be perfected and will secure payment of Borrower's obligations; and (9) except as disclosed in an exhibit, there is no action, suit or proceeding or governmental investigation pending or threatened against Borrower, and no order, writ, judgment, injunction or decree against Borrower before or by any court, arbitrator or governmental or administrative body that challenges the validity of any of the Loan Documents or the transactions contemplated thereby or that restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, any such transaction or that, if adversely decided, would have a material adverse effect (i) on the business, condition or results of operations of Borrower, taken as a whole, or (ii) upon the rights and remedies of Bank, or (iii) the ability of Borrower to perform its obligations under the Loan Documents.

     G. REPRESENTATIONS AND WARRANTIES TRUE; NO DEFAULT. The Bank shall have received a certificate from Borrower to the effect that the representations and warranties set forth in Section 5 and in the other Loan Documents shall be true and correct as of the date of the

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     initial advance under the Loan Documents and that no Default or Event of
     Default shall have occurred and be continuing.

     H. INSURANCE. The Bank shall have received satisfactory evidence of the insurance coverages required by Section 6E hereof.

     I. MATERIAL ADVERSE CHANGE. For the period from April 30, 1995 to the closing date, there shall have been (i) no material adverse change in the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole and (ii) no occurrence or event which shall have a material adverse effect on the rights and remedies of Bank or on the ability of Borrower to perform its obligations to Bank. The Bank shall not have become aware of any undisclosed materially adverse information with respect to (i) the business, operations, properties, assets or financial condition of Borrower or its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents or (iii) the rights and remedies of Bank under the Loan Documents.

5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

     A. GOOD STANDING. Borrower is a Delaware corporation with offices at, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

     B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

     C. BINDING AGREEMENT. This Loan Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms, except to the extent the enforceability thereof may be limited (i) by bankruptcy, reorganization, or other similar laws affecting the rights and remedies of creditors generally, or (ii) by the availability of any discretionary equitable remedies.

     D. LITIGATION. There is no proceeding involving Borrower or any of its Subsidiaries pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, which would reasonably be expected to have a material adverse effect on the financial condition of the Borrower, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Loan Agreement.

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     E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Loan Agreement and the other Loan Documents.

     F. OWNERSHIP OF ASSETS. Borrower and each of its Subsidiaries has good title to its assets, and its assets are free and clear of Liens, except
     (i) Permitted Liens which singularly or in the aggregate do not have a material adverse effect on the financial condition or business of the Borrower, and (ii) Liens on assets directly related to a plastics business which are granted in favor of Deposit Guaranty National Bank.

     G. TAXES. Borrower has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns not yet due), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by governmental authority, agency, or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees, and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved).

     H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since April 30, 1995. To the best of Borrower's knowledge, all factual information furnished by Borrower to Bank in connection with this Loan Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

     I. PLACE OF BUSINESS. The records with respect to all intangible personal property constituting a part of the collateral security for the Loan are maintained at Borrower's chief executive office which has an address of 1500 Commerce Street, Greenwood, Mississippi 38930. All tangible personal property constituting a part of the collateral security for the Loan is or will be located at the specific locations set forth in the attached
     Exhibit 5I.

     J. ENVIRONMENTAL LAW COMPLIANCE. The conduct of Borrower's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental

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     to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

     K. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of Borrower or any Subsidiary.

     L. ERISA. The Borrower and each Subsidiary is in substantial compliance in all material respects with all applicable provisions of ERISA.

     M. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower and its Subsidiaries have satisfied all judgments and neither Borrower nor any Subsidiary is in material default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     N. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Loan Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

6. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

     A. TANGIBLE NET WORTH. Maintain as of the end of each fiscal quarter a Tangible Net Worth of not less than $17,500,000.00, plus 40% of the net income after taxes for each fiscal year ending after the date hereof.

     B. FUNDED DEBT RATIO. Maintain as of the end of each fiscal quarter a Funded Debt Ratio of not more than 3.0 to 1.0.

     C. CASH FLOW COVERAGE RATIO. Maintain as of the end of each fiscal quarter a Cash Flow Coverage Ratio of not less than 2.0 to 1.0.

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     D. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

           In addition, Borrower will furnish to Bank:

           (1) audited financial statements of Borrower for each fiscal year of Borrower, within 150 days after the close of each such fiscal year;

           (2) unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period;

           (3) a borrowing base certificate within five days after the end of each month;

           (4) a compliance certificate for (and executed by an authorized representative of) Borrower, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs (1) and (2) above, containing (a) a certification that the financial statements of even date fairly present Borrower's consolidated financial condition as of the date thereof and that the Borrower is not in default under the terms of this Loan Agreement or any of the other Loan Documents, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Loan Agreement, and the other Loan Documents, including computations of all quantitative covenants;

           (5) if as of the end of any fiscal quarter the Funded Debt Ratio shall exceed 1.0, an accounts receivable aging (listing of accounts receivable aged from date of invoice) as of the end of such quarter; and

           (6) promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

     E. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation

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     insurance and general liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and with respect to insurance on the collateral securing the Loan or referred to in any of the Loan Documents, to contain a mortgagee clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

     F. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

     G. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the collateral securing the Loan, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.

     H. TAXES AND ASSESSMENTS; TAX INDEMNITY. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and
     (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a Lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses
     (b) and (c) so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of Borrower's Inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of Borrower, which tax Bank is or may be required to withhold or pay, Borrower agrees to indemnify and hold harmless Bank in connection with such taxes (including penalties and interest), and Borrower shall immediately reimburse Bank for any such amounts paid by Bank, and such amounts shall be added to the Secured Obligations pursuant to the terms hereof.

     I. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

     J. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

     A. TRANSFER OF ASSETS. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business.

     B. LIENS. Grant, suffer or permit any Lien on any of its assets now or hereafter owned, except (i) Permitted Liens which singularly or in the aggregate do not have a material adverse effect on the financial condition or business of the Borrower, or (ii) Liens on assets directly related to a plastics business which are granted in favor of Deposit Guaranty National Bank.

     C. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     D. CREATION OF DEBT. Incur, create or suffer to exist any indebtedness for borrowed money, or issue, discount or sell any obligation of the Borrower, excluding only: (a) the indebtedness to the Bank incurred under this Loan Agreement; (b) indebtedness arising in the ordinary course of business under a line of credit not to exceed the principal amount of $5,000,000 with Deposit Guaranty National Bank; and (c) seller financing not to exceed the principal amount of $1,000,000, incurred in connection with the acquisition of all of the issued and outstanding capital stock of Universal Cork, Inc.

8. DEFAULT. Borrower shall be in default under this Loan Agreement and under each of the other Loan Documents if (a) it shall default in the payment of any amounts due and owing under the Loans and such default is not cured within ten
(10) days thereof, or (b) should it fail to timely and properly observe, keep or perform any other term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, bond, trust indenture, security agreement, deed of trust, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation and such failure is not cured within thirty (30) days following written notice to Borrower thereof, or (c) should any representation or warranty made by the Borrower in this Loan Agreement or which is contained in any certificate, document, or financial or other statement furnished at any time under or in connection with the Loans was materially untrue or misleading on or as of the date made or deemed made. Notwithstanding the foregoing, Bank is not required to give any notice of default and no cure period is permitted should Borrower fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in subsections A, B, C, E, G or J of Section 6.

9. REMEDIES UPON DEFAULT. If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

10. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Loan Agreement must be in writing delivered to the other party at the following address:


    Borrower:       National Picture & Frame Company
                    NPF Company
                    1500 Commerce Street
                    Greenwood, Mississippi 38930
                    Attn:  M. Wesley Jordan, Jr., Vice President Finance and
                           Chief Financial Officer


    Bank:           NationsBank of Tennessee, N.A.
                    6363 Poplar Avenue, Suite 230
                    Memphis, Tennessee 38119
                    Attn: Lisa B. Barksdale, Vice President

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid; and (iii) if sent by commercial courier guaranteeing next day delivery, upon the next business day after timely delivery to the courier.

11. COSTS. EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank all costs and expenses, including reasonable attorneys' fees incurred by Bank in connection with (a) negotiation and preparation of this Loan Agreement and each of the Loan Documents up to $3750, and (b) Bank's continued administration thereof.

12. CONFIDENTIALITY. Bank agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives to keep confidential), to the same extent, and in the same manner, as it protects its own such comparable information, all information, material and documents furnished to Bank by Borrower in connection with this Loan Agreement or any of the other Loan Documents (the "Confidential Information"). Notwithstanding the foregoing, the Bank shall be permitted to disclose Confidential Information (a) to such of its officers, directors, employees, agents and representatives as need to know such Confidential Information in connection with its participation in any of the Loans contemplated hereby or the administration of the Loans, this Loan Agreement or the other Loan Documents; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (1) becomes publicly available other than as a result of a breach of this Loan Agreement, (2) becomes available to the Bank on a non-confidential basis from a source other than the Borrower, or (3) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by the Borrower; (d) to the extent the Borrower shall have consented to such disclosure in writing; or (e) in connection with the sale of any Collateral pursuant to the provisions of this Loan Agreement or any of the other Loan Documents.

13. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

     A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

     B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Tennessee and applicable United States federal law.

     C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

     D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement or the other Loan Documents to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

     E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     F. INDEMNIFICATION. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of Borrower, regardless of whether Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any deed to secure debt, deed of trust, security agreement or mortgage securing the Loan.

     The foregoing notwithstanding, the indemnity provided herein does not apply with respect to any claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses to the extent they arise directly out of the Bank's gross negligence or willfull misconduct.

     G. SURVIVABILITY. Except as otherwise provided herein, all covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Bank to make any advances under the Line shall not have expired.

     H. NUMBER AND GENDER. The use of any gender pronoun shall be deemed to include all other genders, and the use of any singular noun, pronoun, or verb shall be deemed to include the plural, and vice versa, whenever the context plainly requires.

     I. LIMITATION OF LIABILITY. In administering the loan evidenced and secured by the Loan Documents and dealing with the collateral securing the Loan, Bank makes no representation and assumes no responsibility to Borrower, or any other Person with respect to: (a) the value, marketability, quality, quantity, ownership or condition of any of the collateral securing the Loan or covered by the Loan Documents; or (b) the truth, correctness, validity or enforceability of any instrument, certificate, inventory, appraisal, opinion or other document delivered or to be delivered to Bank in connection with the Loan Documents. Nothing in the Loan Documents will entitle any parties other than Bank and Borrower to rely thereon and no Person will be deemed a third party beneficiary thereof. So long as Bank acts in good faith in the administration of the loan evidenced by the Loan Documents and the enforcement of the Loan Documents, Bank will incur no liability whatsoever to Borrower, or any other party and will be responsible only for the gross negligence and willful misconduct of Bank and Bank's agents, officers and employees. The Bank will have the right to consult with legal counsel of Bank's choice and to be fully exonerated from liability for any action taken in good faith in accordance with the advice of such legal counsel.

     J. VENUE AND JURISDICTION. It is agreed that the debt evidenced by the Loan Documents was contracted in Shelby County, Tennessee, and Borrower's Note, the Loan Documents and all other instruments of indebtedness are hereby deemed to have been given when received and accepted by the Bank at the Bank's principal offices in Memphis, Tennessee. The Borrower and Bank hereby waive all objections to venue and consent to the jurisdiction of any state or federal court located in Shelby County, Tennessee in connection with any action instituted by the Bank or Borrower by reason of or arising out of the execution, delivery or performance of any of the Loan Documents.

     K. FURTHER ASSURANCES. The parties further agree that upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver and record such other documents and instruments, as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Loan Agreement.

14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), AND THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS LOAN AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LOAN AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF MEMPHIS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM

ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS LOAN AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS LOAN AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS LOAN AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE RIGHT OF THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OF CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

15. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


Bank:                                      Borrower:

NATIONSBANK OF TENNESSEE, N.A.                  NATIONAL PICTURE & FRAME
COMPANY


By:                                             By:
   ------------------------------------            --------------------------------------
   Lisa B. Barksdale, Vice President               M. Wesley Jordan, Jr., Vice President
                                                   Finance and Chief Financial Officer

                                                NPF COMPANY


                                                By:
                                                   --------------------------------------
                                                   M. Wesley Jordan, Jr., Vice President
                                                   Finance and Chief Financial Officer
